Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

June 21, 2017

FB Financial Corporation

211 Commerce Street, Suite 300

Nashville, Tennessee 37201

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to FB Financial Corporation, a Tennessee corporation (the “Corporation”), in connection with the above-referenced Registration Statement on Form S-1 (the “Registration Statement”) to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the proposed offer and sale of 4,807,610 shares of the Corporation’s common stock, $1.00 par value per share (the “Shares”), by the selling shareholders identified in the Registration Statement. The Shares were sold to the selling shareholders in a private placement pursuant to Securities Purchase Agreements, dated May 26, 2017, by and between the Company and the selling shareholders (the “Purchase Agreements”). We are furnishing this opinion letter pursuant to Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the Amended and Restated Charter of the Corporation, the Amended and Restated Bylaws of the Corporation and records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

The foregoing opinion is limited in all respects to matters under and governed by the federal laws of the United States of America and the Tennessee Business Corporation Act, in each case, as in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

Alston & Bird LLP	www.alston.com

Atlanta  |   Beijing  |   Brussels  |   Charlotte  |   Dallas   |   Los Angeles   |   New York   |   Research Triangle  |   San Francisco  |   Silicon Valley   |   Washington, D.C.

This opinion letter is provided for use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated therein. This opinion letter is rendered as of the date hereof and we make no undertaking and expressly disclaim any duty to supplement or update the opinions rendered herein, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinions.

Based on the foregoing, it is our opinion that the Shares have been duly authorized, validly issued and fully paid and are nonassessable (other than 30,303 of the Shares, which have been duly authorized and when issued, delivered and paid for pursuant to the applicable Purchase Agreement will be validly issued, fully paid and non-assessable).

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

By:	/s/ Alston & Bird LLP
ALSTON & BIRD LLP

2